INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 333-30221) and in Post-Effective Amendment No. 6 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-08273) (both of which are referred to as the "Post-Effective Amendment"), of our report dated January 15, 1999, appearing in the Annual Report to Shareholders of Builders Fixed Income Fund, Inc. (formerly Builders ProLoan Fund, Inc.) relating to the Builders Fixed Income Fund (formerly the Builders ProLoan Fund) for the year ended December 31, 1998, which report is incorporated by reference in the Statement of Additional Information forming a part of the Post-Effective Amendment, and to the reference to us under the heading "Financial Highlights" in the Prospectus forming a part of such Post-Effective Amendment, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information forming a part of such Post-Effective Amendment.



/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
January 28, 1999